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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 30, 1997





                            SIMULATION SCIENCES INC.
             (Exact name of registrant as specified in its charter)




    Delaware                       000-21283                  95-2487793
    --------                       ---------                  ----------
(State or other              (Commission File Number)       (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation)




                         601 Valencia Avenue, Suite 100
                             Brea, California 92823
                    (Address of principal executive offices)

                                 (714) 579-0412
              (Registrant's telephone number, including area code)




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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On September 30, 1997, Simulation Sciences Inc. (the "Registrant") completed the acquisition (the "Acquisition") of substantially all of the assets of W.R. Biles & Associates, Inc. ("Biles and Associates") pursuant to an Asset Purchase Agreement dated as of September 30, 1997 by and among the Registrant, Biles and Associates and William R. Biles (the "Asset Purchase Agreement").

        Pursuant to the Asset Purchase Agreement, the purchase price for the assets was approximately $5.1 million, including a cash payment of $2.5 million and the assumption of approximately $2.6 million in net liabilities. The purchase price is subject to certain post-closing adjustments based upon Biles and Associates' financial condition as of September 30, 1997. Of the cash portion of the purchase price, approximately $625,000 will be held in an Escrow Fund for a period of one year. The Escrow Fund is available to compensate the Registrant for any losses that it incurs as a result of any inaccuracy or breach of a representation or warranty of Biles and Associates and Mr. Biles contained in the Asset Purchase Agreement or any failure by Biles and Associates and Mr. Biles to comply with any covenant contained therein.

        Biles & Associates, a Houston-based corporation, provides process information management solutions to companies in the chemicals, pharmaceuticals, food and beverage, semiconductor, consumer products and other industries. The assets acquired in the Acquisition include Biles and Associates' industry-proven AIM-Supervisor System and the new AIM/AT Suite of products and technology, which have been recognized for their open architecture, adherence to industry standards and ease of integration with enterprise systems such as R/3 from SAP. The AIM/AT Suite leverages the Windows NT operating environment and employs a completely new architecture based on object-oriented technology and the client/server model.

        The Registrant's press release announcing the closing of the Acquisition and the Asset Purchase Agreement relating thereto are filed as exhibits to this Current Report on Form 8-K. The foregoing summary description of the Acquisition is qualified in its entirety by reference to the documents filed as exhibits hereto.

        The foregoing description of the Acquisition contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding post-closing adjustments in the purchase price for the assets and amounts that may be recovered by the Registrant out of the Escrow Fund. The amount of any post-closing adjustment is unknown, and the amount of any claims the Registrant may have against the Escrow Fund is uncertain and may ultimately be more or less than the amount for which the Escrow Fund provides as a result of a number of factors, including but not limited to disruptions in relations with, or adverse reactions by, or greater than anticipated obligations owing to, existing Biles and Associates customers that will become customers of the Registrant, and the other risks described in the Registrant's most recent report on Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a)    Financial Statements of Business Acquired.

               The financial statements of W.R. Biles & Associates, Inc. are unavailable as of the date of this filing. Such financial statements will be filed on or before December 29, 1997.

        (b)    Pro Forma Financial Information.

               The proforma financial information is unavailable as of the date of this filing. Such information will be filed on or before December 29, 1997.

        (c)    Exhibits:

               The following exhibits are filed in accordance with Item 601 of Regulation S-K as part of this Report:

               2.1 Asset Purchase Agreement dated as of September 30, 1997 by and among Simulation Sciences Inc., a Delaware corporation, W.R. Biles & Associates, Inc., a Delaware corporation, and William R. Biles, an individual.

               99.1 Press Release dated October 1, 1997 announcing the Acquisition.



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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SIMULATION SCIENCES INC.


Dated:  October 14, 1997                    By: /s/ CHARLES R. HARRIS
                                                ------------------------------
                                                Charles R. Harris
                                                President and Chief Executive
                                                Officer



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                                  EXHIBIT INDEX


Exhibit                  Description                               Page Number
-------                  -----------                               -----------

  2.1 Asset Purchase Agreement dated as of September 30, 1997 by and among Simulation Sciences Inc., a Delaware corporation, W.R. Biles & Associates, Inc., a Delaware corporation, and William R. Biles, an individual.

  99.1     Press Release dated October 1, 1997 announcing the
           Acquisition.